Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Massachusetts Tax Free Fund (the "Fund") was held on October 24, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

         For           Against         Abstain         Broker Non-Votes*
         ---           -------         -------         -----------------

      17,061,825       645,121         506,611                 0

2.    To elect Trustees.

                                                 Number of Votes:
                                                 ----------------

                   Trustee                For                      Withheld
                   -------                ---                      --------

      Henry P. Becton, Jr.             17,581,462                  632,095

      Dawn-Marie Driscoll              17,623,454                  590,104

      Peter B. Freeman                 17,589,052                  624,506

      George M. Lovejoy, Jr.           17,611,240                  602,318

      Wesley W. Marple, Jr.            17,620,566                  592,992

      Daniel Pierce                    17,602,883                  610,675

      Kathryn L. Quirk                 17,598,178                  615,380

      Jean C. Tempel                   17,628,187                  585,371

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.

                                Number of Votes:
                                ----------------

         For            Against        Abstain         Broker Non-Votes*
         ---            -------        -------         -----------------

      15,370,943       1,093,227       883,130              866,257

                    25 - Scudder Massachusetts Tax Free Fund

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

         For           Against         Abstain         Broker Non-Votes*
         ---           -------         -------         -----------------

      15,873,763       809,014         880,687              766,530

5. To approve the revision of certain fundamental investment policies.


                                                                      Number of Votes:
                                                                      ----------------
                                                                                                     Broker
             Fundamental Policies                 For             Against          Abstain         Non-Votes*
             --------------------                 ---             -------          -------         ----------

         5.1   Diversification                 15,671,815         777,498          897,987           866,257
         5.2   Borrowing                       15,614,909         830,202          902,188           866,257
         5.3   Senior securities               15,654,296         791,276          901,728           866,257
         5.4   Concentration                   15,651,955         793,617          901,728           866,257
         5.5   Loans                           15,649,449         796,123          901,728           866,257
         5.6   Underwriting of securities      15,665,478         780,094          901,728           866,257
         5.7   Investment in real estate       15,643,074         802,498          901,728           866,257
         5.8   Purchase of physical            15,648,938         800,375          897,987           866,257
               commodities
         5.9   Investment in Massachusetts     15,677,580         768,216          901,504           866,257
               municipal securities
         5.10  Tax diversification             15,678,257         763,798          905,245           866,257

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

             For                      Against                    Abstain
             ---                      -------                    -------

          17,319,602                  383,796                    510,159

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


                    26 - Scudder Massachusetts Tax Free Fund